UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

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ULTICOM, INC.

(Exact name of registrant as specified in its charter)

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NEW JERSEY	0-30121	22-2050748
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Briggs Road, Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 787-2700

N.A.
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement.

On October 12, 2010, Ulticom, Inc., a New Jersey corporation (“Ulticom” or the “Company”), entered into a definitive merger agreement (the “Merger Agreement”) with affiliates of Platinum Equity Advisors, LLC (“Platinum Equity”) providing for the acquisition of Ulticom by Platinum Equity for a purchase price of $2.33 per share in cash, after payment of a special dividend in the amount of $5.74 per share in cash (the “Merger”).  Shares held by the Company’s majority shareholder Comverse Technology, Inc. (“Comverse”) will be purchased by Platinum Equity pursuant to a share purchase agreement entered into by Comverse on October 12, 2010 (the “Share Purchase Agreement”), following payment of the special dividend and immediately prior to the consummation of the Merger (the “Share Purchase Transaction”), and will be cancelled in the merger without receiving any merger consideration (see “Share Purchase Agreement” below).  Also on October 12, 2010, Comverse entered into a Voting and Support Agreement (the “Voting Agreement”) with Platinum Equity pursuant to which Comverse agreed, among other things, to vote its shares of Company Common Stock in favor of the Merger (see “Voting Agreement” below).

Agreement and Plan of Merger

Pursuant to the Merger Agreement among Utah Intermediate Holding Corporation, a Delaware corporation (“Parent”), Utah Merger Corporation, a New Jersey corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Upon consummation of the Merger, each share of the Company’s common stock, no par value (the “Company Common Stock”) outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $2.33 per share in cash (the “Merger Consideration”).  As contemplated by the Merger Agreement, the Board of Directors of the Company (the “Board”) has declared a contingent cash dividend (the “Contingent Dividend”) of $5.74 per share, payable immediately prior to the consummation of the Share Purchase Transaction to the Company’s shareholders of record at the close of business on November 24, 2010, subject to satisfaction of the conditions to closing under the Comverse Share Purchase Agreement and the Merger Agreement, including the receipt of a “bring-down” solvency opinion from the Company’s independent financial advisor.  The Company anticipates that pursuant to NASD Rule 11140, buyers of the Company Common Stock in trades executed on The Nasdaq Global Market after the record date and prior to the next trading day after the payment date of the dividend will be entitled to receive the Contingent Dividend. The total consideration to be received by the Company’s shareholders from the Contingent Dividend and the Merger (other than Comverse, which will receive the Contingent Dividend and the Share Purchase Consideration described below) is $8.07 per share in cash.

Immediately prior to the Merger, all unvested outstanding options to purchase Company Common Stock will vest and the deferral period and other restrictions on deferred stock awards and restricted stock awards of the Company will lapse.  Option exercise prices will be adjusted to give effect to the payment of the Contingent Dividend.  The vested options, deferred stock and restricted stock will be cashed out in the Merger at the Merger Consideration (in the case of deferred stock and restricted stock) and at the Merger Consideration minus the adjusted option exercise price (in the case of options).

The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to operate its business in the ordinary course of business consistent with past practice during the period from signing to closing and to refrain from certain actions during that period.

The Company further agreed (i) to hold a meeting of its shareholders to consider the approval of the Merger Agreement, (ii) subject to certain exceptions, for the Board to recommend adoption and approval by its shareholders of the Merger Agreement, (iii) not to solicit proposals relating to alternative transactions and (iv) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions.

Parent has obtained equity financing commitments from Platinum Equity to enable Parent and Merger Sub to satisfy their obligations under the Merger Agreement and the Share Purchase Agreement.  The equity financing commitment is enforceable by the Company and by Comverse.

The closing of the Merger is subject to customary conditions, including (i) the approval of the Company’s shareholders, consisting of (a) the approval of the holders of a majority of the outstanding shares of Company Common Stock and (b) the approval of the holders of a majority of the outstanding shares of the Company Common Stock (other than shares held by Comverse, Parent, the Company and their respective affiliates (including officers and directors)), (ii) receipt of a bring-down solvency opinion from the Company’s financial advisors, (iii) payment of the Contingent Dividend, (iv) closing of the Share Purchase Transaction, (v) the expiration of the waiting period under the German Act against Restraints of Competition, (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties, and (vii) subject to certain exceptions, the absence of any event, change or circumstance that has or would be reasonably likely to have a material adverse effect on the Company.

The Merger Agreement contains certain termination rights for both Parent and the Company and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Parent a $1.3 million termination fee.  These circumstances include (i) termination of the Merger Agreement by the Company in order to enter into an agreement pursuant to a superior proposal, (ii) termination by Parent due to a Company Adverse Recommendation Change (as defined in the Merger Agreement), the Company Board’s failure to reaffirm its recommendation for the Merger within two business days upon Parent’s request following the Company’s receipt of a takeover proposal, or a material breach by the Company of its obligation not to solicit competing acquisition proposals after receiving a takeover proposal, (iii) termination of the Merger Agreement by Parent due to an intentional breach by the Company of the Merger Agreement and an unsolicited third party proposal was received by the Company prior to such termination, if the Company subsequently consummates a transaction contemplated in such unsolicited proposal within 12 months of termination.  In addition, the Company is required to pay up to $600,000 as reimbursement of Parent’s out-of-pocket transaction expenses if the Merger Agreement is terminated by the Company or Parent because the requisite shareholder approval is not obtained.  Furthermore, if a takeover proposal has been made and publicly announced prior to the shareholder vote, and the Company consummates a transaction pursuant to any takeover proposal within 12 months after such termination, then the Company shall pay Parent $1.3 million as a termination fee less any expense reimbursement previously paid by the Company.

Investors are encouraged to review the full terms and provisions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Share Purchase Agreement

Pursuant to the Share Purchase Agreement among Comverse, Parent and Merger Sub, Comverse agreed, among other things, to sell to Parent all of the shares of Company Common Stock owned by Comverse (such shares, the “Comverse Shares”) for aggregate consideration of approximately $17.2 million, amounting to up to $2.33 per Comverse Share, consisting of (i) approximately $13.2 million to be paid in cash by Parent at the closing of the Share Purchase Transaction and (ii) two non-interest bearing promissory notes in the aggregate principal amount of $4.0 million to by issued by Merger Sub to Comverse (collectively, the “Share Purchase Consideration”).  The first promissory note, in the amount of $1.4 million, is payable to Comverse 14 months after consummation of the Merger, and the second promissory note, in the amount of $2.6 million, is payable to Comverse following the determination of Ulticom’s revenue for a 24-month period following the consummation of the Merger and subject to reduction based on the revenue generated by Ulticom during such period.

The Share Purchase Agreement contains certain termination rights for each of the parties, including the right to terminate the Share Purchase Agreement if the Merger Agreement is terminated in accordance with its terms.

If the Share Purchase Agreement is terminated as a result of the termination of the Merger Agreement (i) by Parent due to a Company Adverse Recommendation Change, the Company Board’s failure to reaffirm its recommendation for the Merger within two business days upon Parent’s request following the Company’s receipt of a takeover proposal, or a material breach by the Company of its obligation not to solicit competing acquisition proposals after receiving a takeover proposal or (ii) by the Company in order to enter into an agreement pursuant to a superior proposal, then, if the Company subsequently consummates a transaction pursuant to any takeover proposal within 12 months of such termination, Comverse shall pay to Parent the Comverse Termination Fee, net of any previous expense reimbursement or termination fee paid by Comverse.

If the Share Purchase Agreement is terminated as a result of the termination of the Merger Agreement by Parent due to an intentional breach by the Company of the Merger Agreement, an unsolicited third party proposal was received by the Company prior to such termination and the Company subsequently consummates a transaction contemplated in such unsolicited proposal within 12 months of termination, Comverse shall pay to Parent the Comverse Termination Fee, net of any previous expense reimbursement or termination fee paid by Comverse.

If the Share Purchase Agreement is terminated as a result of the termination of the Merger Agreement by the Company or Parent due to a failure to obtain the requisite shareholder vote, then (i) Comverse shall pay a termination fee that is the difference between $1 million and the amount of such costs and expenses for which the Company is obligated to reimburse Parent, at the time of the termination of the Merger Agreement, and (ii) if a takeover proposal has been made and publicly announced prior to the shareholder vote, and the Company subsequently consummates a transaction pursuant to any takeover proposal within 12 months of termination in which the Company is sold for an enterprise value greater than $12 million, then Comverse shall pay to Parent 30% of Comverse’s profit, up to a maximum of $1.2 million (the “Comverse Termination Fee”), net of any previous expense reimbursement or termination fee paid by Comverse, in each case at the time of the closing of such transaction.

The Share Purchase Agreement also includes customary representations, warranties, covenants by each of the parties and customary closing conditions.

Voting and Support Agreement

Pursuant to the Voting Agreement entered into with Parent and Merger Sub, Comverse agreed, among other things, to vote all of the Comverse Shares then beneficially owned by it in favor of the adoption and approval of the Merger Agreement.  The Voting Agreement will terminate upon the termination of either the Merger Agreement or the Share Purchase Agreement in accordance with its terms or 30 days after a Company Adverse Recommendation Change.

Investors are encouraged to review the full terms and provisions of the Share Purchase Agreement and the Voting Agreement, which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated into this report by reference.

Item 8.01.	Other Events.

Also on October 12, 2010, Ulticom issued a press release announcing the proposed acquisition of the Company by Platinum Equity.  A copy of the press release is being furnished herewith as Exhibit 99.1.

Also on October 12, 2010, Ulticom distributed to its employees a letter regarding the execution of the Merger Agreement and the Merger, a copy of which letter is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 12, 2010, by and among Utah Intermediate Holding Corporation, Utah Merger Corporation, and Ulticom, Inc.
10.1	Share Purchase Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation, and Utah Merger Corporation

10.2	Voting and Support Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation, and Utah Merger Corporation
99.1	Press release, dated October 12, 2010.
99.2	Letter to Employees, dated October 12, 2010.

Forward-Looking Statements
Some of the statements contained in this communication (including information included or incorporated by reference herein) may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company's expectations, beliefs and strategies regarding the future.  These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond the Company's control and could cause actual results to differ materially from those described in such statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors could adversely affect the Company's future financial performance and cause actual results to differ materially from the Company's expectations, including uncertainties associated with the proposed sale of the Company to an affiliate of Platinum Equity, the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction, the ability of third parties to fulfill their obligations relating to the proposed transaction, the ability of the parties to satisfy the conditions to closing set forth in the Merger Agreement and the risk factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the "SEC").  The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

Additional Information About This Transaction
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Platinum Equity.  In connection with the proposed acquisition, the Company will file with, or furnish to, the SEC all relevant materials, including a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to shareholders of the Company. Investors and security holders will be able to obtain the proxy statement (when available) and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Ulticom, Inc. - USA., 1020 Briggs Road, Mount Laurel, NJ 08054, telephone: (856) 787-2700, or from the Company’s website, www.ulticom.com.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed acquisition the Company by Platinum Equity.  Information regarding the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 28, 2010.  Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

By:	/s/ Shawn K. Osborne
	Name:	Shawn K. Osborne
	Title:	President and Chief Executive Officer

Date: October 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October12, 2010, by and among Utah Intermediate Holding Corporation, Utah Merger Corporation, and Ulticom, Inc.
10.1	Share Purchase Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation
10.2	Voting and Support Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation
99.1	Press release, dated October 12, 2010.
99.2	Letter to Employees, dated October 12, 2010.